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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Acsys, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our reports dated February 2, 2000 included in Acsys Inc.'s Registration Statement File Numbers 333-67875 and 333-46465. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                                  /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 28, 2000